UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 22, 2008

MAGNETEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 – Costs Associated with Exit or Disposal Activities.

On April 22, 2008, Magnetek, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 2.05, announcing the Company’s intent to pursue a divestiture of its Telecom Power Systems (“TPS”) business.

At the date of the original Form 8-K filing, the Company was unable in good faith to make a determination of the total amount or range of amounts expected to be incurred in connection with the divestiture.

The Company now estimates the total costs associated with the divestiture will range from $1.7 million to $2.2 million, of which an estimated range of $1.4 million to $1.9 million will be non-cash charges to adjust the book value of the TPS business to fair market value.  The Company recognized non-cash charges of $1.7 million with respect to the TPS business in the fourth quarter of fiscal 2008.  The Company anticipates that approximately $0.3 million of such estimated costs will be recognized in the first quarter of fiscal 2009.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s anticipated financial results for future periods, including the fiscal quarter ending September 28, 2008.  These forward-looking statements are based on the Company’s expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control.  Future events and actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements.  Other factors that could cause actual results to differ materially from expectations are described in the Company’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 13, 2008

MAGNETEK, INC.

/s/	David Reiland
By:	David Reiland
President and Chief Executive Officer